                              CITIZENS BANK, FSB
                             EMPLOYMENT AGREEMENT

     THIS AGREEMENT entered into as of December 28, 1999, by and between Citizens Bank, FSB, a federally chartered stock savings bank (hereinafter referred to as the "Bank") with its principal administrative office at 401 West Innes Street, Salisbury, North Carolina, and Ronald E. Bostian (hereinafter referred to as the "Officer"). Any reference to "Holding Company" herein shall mean Innes Street Financial Corporation, the parent holding company of the Bank.

     WHEREAS, the Officer has heretofore been employed by the Bank as its President and Chief Executive Officer; and

     WHEREAS, the Bank is a federally chartered, stock-owned savings association, chartered under the provisions of the Home Owners' Loan Act of 1934, and the wholly-owned subsidiary of the Holding Company; and

     WHEREAS, the Bank desires to retain the services of the Officer as the President and Chief Executive Officer of the Bank upon the terms and conditions set forth herein; and

     WHEREAS, the services of the Officer, his experience and knowledge of the affairs of the Bank, and his reputation and contacts in the industry and the local community are extremely valuable to the Bank; and

     WHEREAS, the Bank wishes to attract and retain such well-qualified executives and it is in the best interest of the Bank and of the Officer to secure the continued services of the Officer; and

     WHEREAS, the Bank considers the establishment and maintenance of a sound and vital management to be part of its overall corporate strategy and to be essential to protecting and enhancing the best interests of the Bank and its stockholders; and

     WHEREAS, the parties desire to enter into this Agreement in order to set forth the terms and conditions of the Officer's employment relationship with the Bank.

     NOW, THEREFORE, for and in consideration of the premises and mutual promises, covenants and conditions hereinafter set forth and other good and valuable considerations, the receipt and sufficiency of which hereby are acknowledged, the parties hereby do agree as follows:

     1.   Employment.  The Bank hereby agrees to employ the Officer and the
          ----------
Officer hereby agrees to accept employment, upon the terms and conditions stated herein, as the President and Chief Executive Officer of the Bank. The Officer shall render such administrative and management services to the Bank as are customarily performed by persons situated in a similar executive capacity. The Officer shall promote the business of the Bank and perform such other duties as shall, from time to time, be reasonably prescribed by the Board of Directors of the Bank (the "Board"). During the term of this Agreement, Officer also agrees to serve, if elected, as an officer and director of the Holding Company or any subsidiary of the Bank.

     2.   Compensation.  The Bank shall pay the Officer during the term of this
          ------------
Agreement, as compensation for all service rendered by him to the Bank, a base salary at the rate of $147,528 per annum, payable in cash not less frequently than monthly; provided that the rate of such salary shall be reviewed by the Board not less often than annually. Such rate of salary, or increased rate of salary, as the case may be, may be further increased from time to time in such amounts as the Board, in its discretion, may decide. In determining salary increases, the Board shall compensate the Officer for increases in the cost of living and may also provide for performance or merit increases. Participation in incentive compensation, deferred compensation, discretionary bonus, profit-sharing, retirement, stock option and other employee benefit plans that the Bank or the

Holding Company have adopted, or may from time to time adopt, and participation in any fringe benefits, shall not reduce the salary payable to the Officer under this Section. Any compensation provided to the Officer for his service as a member of the Board or the Board of Directors of the Holding Company shall not reduce the salary payable to the Officer under this Section or any benefit payable under any other section of this Agreement. The Officer will be entitled to such customary fringe benefits, vacation and sick leave as are consistent with the normal practices and established policies of the Bank.

     3.   Raises and Discretionary Bonuses.  During the term of this Agreement,
          --------------------------------
no later than in December or January of each annual period, the Officer shall be evaluated by the non-employee members of the Board and such Board members shall determine whether the Officer's base salary should be increased and whether payment of a performance bonus is justified. The performance of the Officer shall be evaluated by such Board members in the following areas: capital adequacy, asset quality, liquidity risk, interest rate risk, earnings, strategic planning and progress, and contributions to shareholder values. The Board shall also consider compensation provided for similarly situated officers at similarly situated companies with the objective that the Officer will be compensated at or above levels of compensation provided by peer companies for their chief executive officers. No other compensation provided for in this Agreement shall be deemed a substitute for the Officer's right to discretionary bonuses when and as declared by the Board under this Section.

     4.   Participation in Retirement and Employee Benefit Plans; Fringe
          --------------------------------------------------------------
Benefits.
--------

     (a) The Officer shall be entitled to participate in any plan relating to deferred compensation, stock awards, stock options, stock purchases, pension, thrift, profit sharing, group life insurance, medical coverage, disability coverage, education, or other retirement or employee benefits that the Bank or the Holding Company have adopted, or may, from time to time adopt, for the benefit of their executive employees and for employees generally, whether such plans are qualified or non-qualified, subject to the eligibility rules of such plans.

     (b) The Officer shall also be entitled to participate in any other fringe benefits which are now or may be or become applicable to the Officer or the Bank's other executive employees, including the payment of reasonable expenses for attending annual and periodic meetings of trade associations, and any other benefits which are commensurate with the duties and responsibilities to be performed by the Officer under this Agreement. Additionally, the Officer shall be entitled to such vacation and sick leave as shall be established under uniform employee policies promulgated by the Board. The Bank shall reimburse the Officer for all out-of-pocket reasonable and necessary business expenses which the Officer may incur in connection with his services on behalf of the Bank.

     (c) The Bank agrees to provide the Officer with one automobile of an appropriate class and quality owned or leased by the Bank for use in connection with the Officer's duties hereunder.

     (d) The Bank agrees to provide at the Bank's expense a membership in the Country Club of Salisbury for the use of the Officer and his family.

     5.   Term.  The initial term of employment under this Agreement shall be
          ----
for a period of three years commencing as of the date of this Agreement (the "Effective Date") subject to earlier termination as provided herein. Beginning on the first anniversary of the Effective Date, and continuing at each anniversary date thereafter, subject to the Board's review of the Officer's performance, the term of this Agreement shall be extended for an additional year such that the remaining term shall be three years, unless the Board has given sixty (60) days prior written notice to the Officer that the term of this Agreement shall not be extended further. Prior to the sixty (60) day notice period the Board shall conduct a comprehensive performance evaluation and review of the officer for the purpose of determining whether to extend the Agreement. The results of the Board's consideration shall be included in the minutes of the Board's meeting. Reference herein to the term of this Agreement shall refer to both such initial term and any such extended terms.

     6.   Loyalty.
          -------

     (a) The Officer shall devote his full efforts and entire business time to the performance of his duties and responsibilities under this Agreement.

     (b) The Officer agrees that he will hold in confidence all knowledge or information of a confidential nature with respect to the respective businesses of the Holding Company, the Bank or of their subsidiaries, if any, received by him during the term of this Agreement and will not disclose or make use of such information without the prior written consent of the Holding Company or the Bank.

     7.   Standards.  The Officer shall perform his duties and responsibilities
          ---------
under this Agreement in accordance with such reasonable standards expected of employees with comparable positions in comparable organizations and as may be established from time to time by the Board. The Bank will provide the Officer with the working facilities and staff customary for similar executives and necessary for him to perform his duties.

     8.   Termination and Termination Pay.
          -------------------------------

     The Officer's employment hereunder may be terminated under the following circumstances:

     (a)  Death.  The Officer's employment under this Agreement shall terminate
          -----
upon his death during the term of this Agreement, in which event the Officer's estate shall be entitled to receive the compensation due the Officer through the last day of the calendar month in which his death occurred and for a period of one month thereafter.

     (b)  Disability.  In the event the Officer is unable to perform his duties
          ----------
under this Agreement on a full-time basis for a period of six (6) consecutive months by reason of illness or other physical or mental disability, the Bank may terminate this Agreement, provided that the Bank shall continue to be obligated to pay the Officer his then-current salary for the remaining term of the Agreement, or one year, whichever is the longer period of time, and provided further that any amounts actually paid to the Officer pursuant to any disability insurance or other similar such program which the Bank has provided or may provide on behalf of its employees or pursuant to any workman's or social security disability program shall reduce the compensation to be paid to the Officer pursuant to this Section 8(b).

     (c)  For Just Cause.  The Board may, by written notice to the Officer,
          --------------
immediately terminate his employment at any time, for Just Cause. The Officer shall have no right to receive compensation or other benefits for any period after termination for Just Cause. Termination for "Just Cause" shall mean termination because of, in the good faith determination of the Board, the Officer's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provisions of this Agreement. Notwithstanding the foregoing, the Officer shall not be deemed to have been terminated for Just Cause unless there shall have been delivered to the Officer a copy of the resolution duly adopted by the affirmative vote of not less than three-fourths of the entire membership of the Board (excluding the Officer if a member of the Board) at a meeting of the Board called and held for that purpose (after reasonable notice to the Officer and an opportunity for the Officer (together with counsel) to be heard before the Board), finding that in the good faith opinion of the Board the Officer was guilty of conduct justifying termination for Just Cause and specifying the particulars thereof in detail.

     (d)  Without Just Cause.  The Board may, by written notice to the Officer,
          ------------------
immediately terminate his employment at any time for any reason; provided that, if such termination is for any reason other than pursuant to Sections 8(a), (b) or (c) above, the Officer shall be entitled to receive the following compensation and benefits: (i) the salary provided pursuant to Section 2 hereof, up to the date of expiration of the term (including any renewal term then in effect) of this Agreement (the "Termination Date") and (ii) the cost to the Officer of obtaining all health, life, disability and other benefits (excluding any bonus, stock option or other compensation benefits) in which the Officer would have been eligible to participate through the Termination Date based upon the benefit levels substantially equal to those that the Bank provided for the Officer at the date of termination of employment. Said sum shall be paid, at the option of the Officer, either (I) in periodic payments over the remaining term of this Agreement, as if the Officer's employment had not terminated, or
(II) in one lump sum within ten (10) days of such termination.

     (e)  For Good Reason.  The Officer may terminate his employment for Good
          ---------------
Reason upon not less than thirty (30) days advance written notice to the Bank (the "Termination Notice") and the Officer shall be entitled to receive the same compensation and benefits for the same period and on the same terms and conditions as provided in (d) above. "Good Reason" shall mean termination by the Officer based on:

          (i) Without the Officer's express written consent, failing to elect or re-elect or appoint or re-appoint the Officer to the offices of President and Chief Executive Officer of the Bank or a material adverse change made by the Bank or the Holding Company in the Officer's functions, duties or responsibilities as President and Chief Executive Officer of the Bank; or

          (ii) Without the Officer's express written consent, reducing the Officer's base salary as the same may be increased from time to time; or

          (iii) Without the Officer's express written consent, reducing in level, scope or coverage or eliminating Officer's life insurance, medical or hospitalization insurance, disability insurance, profit sharing plans, stock option plans, stock purchase plans, deferred compensation plans, management retention plans, retirement plans or similar plans or benefits being provided by the Bank or the Holding Company to the Officer in effect on the date of the Termination Notice; or

          (iv)   Without the Officer's express written consent, transferring the
          Officer to a location which   is greater than thirty-five (35) miles
          from his principal work location at the Effective Date; or

          (v) The liquidation or dissolution of the Bank or Company other than liquidations or dissolutions that are caused by reorganizations that do not affect the status of the Officer; or

          (vi)   Any breach of this Agreement by the Bank or the Holding
          Company.

     (f) In the event any dispute shall arise between the Officer and the Bank as to the terms or interpretation of this Agreement, including this Section 8, whether instituted by formal legal proceedings or otherwise, including any action taken by the Bank, the Bank shall reimburse the Officer for all costs and expenses incurred in such proceedings or actions, including attorney's fees, in the event the Officer prevails in any such action.

     9.   Additional Regulatory Requirements.
          ----------------------------------

     (a) If the Officer is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under
Section 8(e)(3) or Section 8(g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(3) and (g)(1)), the Bank's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may, in its discretion, (i) pay the Officer all or part of the compensation withheld while its contract obligations were suspended and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

     (b) If the Officer is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under
Section 8(e)(4) of Section 8(g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(4) and (g)(1)), all obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

     (c) If the Bank is in default as defined in Section 3(x)(1) of the Federal Deposit Insurance Act (12 U.S.C. (S) 1818(x)(1)), all obligations under this Agreement shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

     (d) All obligations under this Agreement shall be terminated, except to the extent determined that continuation of the Agreement is necessary for the continued operation of the Bank, (i) by the Director of the Office of Thrift Supervision ("Director") or the Director's designee, at the time the Federal Deposit Insurance Corporation (the "Corporation") enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in
Section 13(c) of the Federal Deposit Insurance Act (12 U.S.C. (S) 1818(c)); or
(ii) by the Director, or the Director's designee, at the time the Director or such designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

     (e) Any payments made to the Officer pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C.
(S) 1828(k) and any regulations promulgated thereunder.

     (f) If any of the provisions of this Agreement conflict with the requirements of 12 C.F.R. (S) 563.39, the latter shall control.

     10.  No Mitigation.  The Officer shall not be required to mitigate the
          -------------
amount of any payment provided for in this Agreement by seeking other employment or otherwise, and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Officer in any subsequent employment.

     11.  Successors and Assigns.
          ----------------------

     (a) This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Bank which shall acquire, directly or indirectly, by conversion, merger, consolidation, purchase or otherwise, all or substantially all of the assets of the Holding Company or the Bank, and the Bank shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Bank or the Holding Company, expressly and unconditionally to assume and agree to perform the Bank's obligations under this Agreement, in the same manner and to the same extent that the Bank would be required to perform if no such succession or assignment had taken place.

     (b) Since the Bank is contracting for the unique and personal skills of the Officer, the Officer shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of the Bank.

     12.  Indemnification.
          ---------------

     (a) The Bank and the Holding Company shall provide the Officer (including his heirs, executors and administrators) with coverage under a standard directors' and officers' liability insurance policy at its expense and shall indemnify the Officer (and his heirs, executors and administrators) as permitted under federal law against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been a director or officer of the Bank (whether or not he continues to be a director or officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements.

     (b) Any payments made to the Officer pursuant to this Section are subject to and conditioned upon compliance with 12 U.S.C. Section 1828(k), 12 C.F.R.
Part 359 and 12 C.F.R. Section 545.121 and any rules or regulations promulgated thereunder.

     13.  Modification; Waiver; Amendments.  No provision of this Agreement may
          --------------------------------
be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing, signed by the Officer and on behalf of the Bank by such officer as may be specifically designated by the Board. No waiver by either party hereto, at any time, of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided.

     14.  Applicable Law.  This Agreement shall be governed in all respects
          --------------
whether as to validity, construction, capacity, performance or otherwise, by the laws of North Carolina, except to the extent that federal law shall be deemed to apply.

     15.  Severability.  The provisions of this Agreement shall be deemed
          ------------
severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first hereinabove written.

                                   CITIZENS BANK, FSB

                                   By:__________________________________

                                        Authorized Member of the Board

[Corporate Seal]


                                   S/S
                                   -------------------------------------
(SEAL)
                                        Ronald E. Bostian